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                                                                    EXHIBIT 11.1

                                    8x8, Inc.

            STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER SHARE
                   (in thousands, except per share data)


                                                              Year Ended
                                                               March 31,
                                                                 1997
                                                                 ----
Net loss                                                       $(13,613)
                                                               --------
Reconciliation of weighted average number of
shares outstanding to amount used in proforma
loss per share computation:

Weighted average number of shares
outstanding                                                      9,922

Additional shares included in accordance
with requirements of the Securities and
Exchange Commission under Staff
Accounting Bulletin 83                                           2,021
                                                                ------

Weighted average number of shares
outstanding as adjusted                                         11,943
                                                                ======

Proforma net loss per share                                     $<1.14>
                                                                =======